Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

CROSS COUNTRY HEALTHCARE ANNOUNCES FOURTH QUARTER AND YEAR-END 2009 EARNINGS RELEASE DATE AND CONFERENCE CALL INFORMATION

BOCA RATON, Fla. – February 4, 2010 – Cross Country Healthcare, Inc. (Nasdaq: CCRN) will hold its quarterly conference call to discuss its fourth quarter and year-end 2009 financial results on Thursday, March 4, 2010, at 10:00 a.m. Eastern Time.  The Company intends to distribute its earnings press release after the close of business on Wednesday, March 3, 2010.

This call will be webcast live and can be accessed at the Company’s website at www.crosscountryhealthcare.com or by dialing 888-947-9022 from anywhere in the U.S. or by dialing 415-228-4733 from non-U.S. locations – Passcode: Cross Country.  A replay of the webcast will be available from March 4th through March 18th.  A replay of the conference call will be available by telephone from approximately noon Eastern Time on March 4th until March 18th by calling 888-554-3828 from anywhere in the U.S. or 203-369-3739 from non-U.S. locations – Passcode: 2010.

About Cross Country Healthcare

Cross Country Healthcare, Inc. is a diversified leader in healthcare staffing services.  The Company offers a comprehensive suite of staffing and outsourcing services to the healthcare market, which together include being a leading national provider of nurse and allied staffing services and multi-specialty physician staffing services; a provider of clinical trials services to global pharmaceutical and biotechnology customers; and a provider of other human capital management services focused on healthcare.  The Company has more than 5,000 contracts with hospitals and healthcare facilities, pharmaceutical and biotechnology customers, and other healthcare organizations.  Copies of this and other news releases as well as additional information about Cross Country Healthcare can be obtained online at www.crosscountryhealthcare.com.  Shareholders and prospective investors can also register at the corporate website to automatically receive the Company's press releases, SEC filings and other notices by e-mail.

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For further information, please contact:

Howard A. Goldman

Director/Investor & Corporate Relations

Phone: 877.686.9779

Email: hgoldman@crosscountry.com

6551 Park of Commerce Blvd., Boca Raton, FL 33487

Tel: (800) 347-2264   Fax: (561) 998-8533   www.crosscountry.com